Ex. 10.153
FEDERATED HERMES, INC.
Stock Incentive Plan
BONUS RESTRICTED STOCK PROGRAM AWARD AGREEMENT
FOR AWARDS TO EMPLOYEES IN THE UNITED KINGDOM
THIS AGREEMENT, made this [ ] day of March, [ ] by and between Federated Hermes, Inc. (including its successors and assigns, the "Company"), a Pennsylvania corporation having its principal place of business in Pittsburgh, Pennsylvania,

AND

[Name of Employee], an Employee of the Company or a Group Company (the "Participant").
Capitalized terms used in this Agreement shall, unless specifically defined herein, have the respective meanings given to such terms in the UK Sub-Plan (the “UK Sub-Plan”) to the Federated Hermes, Inc. Stock Incentive Plan, as amended (the "Stock Incentive Plan").
WITNESSETH THAT:
WHEREAS, in order to provide incentives to its employees, the Company has adopted the Stock Incentive Plan under which, among other things, Awards of shares of Class B Common Stock of the Company, no par value (the "Class B Common Stock"), can be made to Employees; and
WHEREAS, the Board Committee has established a Bonus Restricted Stock Program to pay or allow a Participant to elect to receive part of a discretionary cash bonus in restricted shares of Class B Common Stock; and
WHEREAS, as a result of Participant’s performance during 2023, the Participant qualifies for receipt of an award under the Bonus Restricted Stock Program (“Bonus Shares Award”); and
WHEREAS, subject to the terms and conditions hereafter set forth, by action of the Board Committee, the Company hereby grants this Bonus Shares Award of Class B Common Stock to Participant.
NOW, THEREFORE, in consideration of the mutual covenants and representations herein contained, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
Definitions
As used herein:
1.1    "Cause" shall mean if Participant engages in conduct that constitutes a breach of Participant’s duties to Federated as set forth in any code of conduct adopted by Federated or violates the standards of conduct which Federated expects of its employees, including, but not limited to: dishonesty, disloyalty, willful misconduct, gross negligence or conduct which may result in damage to the professional reputation or capabilities of Federated.
1.2    "Federated" shall mean Federated Hermes, Inc. or any corporate parent, affiliate, or direct or indirect subsidiary thereof (including any Group Company), or any successor to Federated, for which Participant performs services, regardless of whether this Agreement has been expressly assigned to such corporate parent, affiliate, or direct or indirect subsidiary, or successor.
1.3    "Unvested Shares" shall mean all Bonus Shares other than Vested Shares.
1.4    "Vested Shares" means Bonus Shares that have vested in accordance with Section 3.1, Section 3.2 or Section 3.3 below.
ARTICLE II
Grant of Restricted Stock
2.1    Subject to the conditions set forth in Section 2.2 hereof and the other terms and conditions of this Agreement, the Company hereby grants to Participant a Bonus Shares Award of [Insert Words] [(Insert Number)] shares (the "Bonus Shares") of Class B Common Stock. Of the Bonus Shares, [Insert Words] [(Insert Number)] shares of Class B Common Stock (the "Premium Shares") are subject to forfeiture to the Company for no consideration as set forth in Article III below. Additionally, all Unvested Shares are subject to forfeiture to the Company for no consideration as set forth in Section 3.4 below. At the discretion of the Company, certificates for the Bonus Shares may not be issued. In lieu of certificates, the Company will establish a book entry account for the Bonus Shares in the Participant’s name with the Company's transfer agent and registrar for the Class B Common Stock.
2.2    Notwithstanding Section 2.1 or any other provision of this Agreement to the contrary, this Agreement shall become effective only if Participant executes and delivers to the Company by March 20, 2024, time being of the essence, (a) two signed copies of this Agreement and (b) a signed copy of an election under either (i) section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 in the form attached hereto as Exhibit A or (ii) section 431(2) of the Income Tax (Earnings and Pensions) Act 2003 in the form attached hereto as Exhibit B.
ARTICLE III
Terms of the Bonus Shares Award; Vesting; Repurchase
3.1    During the continuation of Participant's employment by Federated, the Bonus Shares, including the Premium Shares, shall vest pro-rata in accordance with the schedule of vesting as follows:
     Date    Portion of Shares Vested    Cumulative Percentage
    March 3, 2025    1/3    33.33%
    March 3, 2026    1/3    66.67%

    March 5, 2027    1/3     100%
3.2    In the event of the Disability or death of Participant, any Bonus Shares that are not then Vested Shares prior to such Disability or death, including Premium Shares, shall become Vested Shares upon such Disability or death. In the event of Retirement, any Bonus Shares that are not then Vested Shares prior to such Retirement, except for Premium Shares, shall become Vested Shares upon such Retirement; in order to vest in Premium Shares upon Retirement, Participant must have provided the Company with at least six (6) months’ advance notice of Participant’s intent to retire. Failure to provide such advance notice shall result in any Premium Shares that are not Vested Shares being forfeited and transferred to the Company, for no consideration, upon Retirement.

For purposes of this Agreement, "Retirement" shall mean retirement by Participant at or after attaining age 65 years, or such other age as the Board Committee may specify from time to time, and "Disability" shall be deemed to have occurred as of the first day following Participant's termination of employment by Federated as a result of a mental or physical condition that prevents Participant from engaging in the principal duties of Participant's employment with Federated as determined in accordance with the Rules and Regulations Establishing Formal Review Procedures under the Stock Incentive Plan.
3.3    In the event that Participant's employment with Federated is involuntarily terminated by Federated without Cause, any portion of the Bonus Shares, other than the Premium Shares, which are Unvested Shares prior to such termination shall become Vested Shares upon such termination. The Participant shall forfeit and transfer to the Company any Premium Shares which are Unvested Shares prior to such termination for no consideration.
3.4    In the event that Participant's employment with Federated is terminated prior to all shares becoming Vested Shares for any reason other than as set forth in Section 3.2 or Section 3.3 hereof, including termination of Participant's employment due to Participant's voluntary resignation or termination of Participant for Cause, Participant shall forfeit and transfer to the Company, for no consideration, all Bonus Shares, including Premium Shares, which are not then Vested Shares as of such date of termination.
ARTICLE IV
Withholding Taxes; Section 431 Election
4.1    The Company shall have the authority to withhold, or to require a Participant to remit to the Company in accordance with applicable Company practices and policies, prior to issuance or delivery of any Shares or the removal of any stop order or transfer restrictions on the Bonus Shares or any restrictive legends on the stock certificates representing the Bonus Shares hereunder, an amount in cash sufficient to satisfy the minimum federal, state and local tax withholding requirements and/or any UK Tax Liability associated with this Bonus Shares Award (each a "Withholding Obligation"). Additionally, the Company, in its sole discretion, shall have the right to withhold from the Participant Bonus Shares with a Fair Market Value (as defined in the Stock Incentive Plan) equal to the minimum federal, state and local tax withholding requirements and/or equal to the amount of the UK Tax Liability associated with this Bonus Shares Award. For this purpose, Fair Market Value shall be determined as of the day that the Withholding Obligation arises.
4.2    The Participant acknowledges that (a) the Participant has been informed of the availability of making an election in accordance with Section 431(1) of the Income Tax (Earnings and Pensions) Act 2003; and (b) that such election must be made within fourteen (14) days of the date on which the Participant acquires the Bonus Shares pursuant to this Agreement.

The form of the Section 431(1) election the Participant may elect to make is set out in Exhibit A to this Agreement.
        4.3    In the event that the Participant does not enter into an election under Section 431(1) of the Income Tax (Earnings and Pensions) Act 2003, the Participant shall enter into an election under Section 431(2) of the Income Tax (Earnings and Pensions) Act 2003 within fourteen (14) days of the date on which the Participant acquires Shares pursuant to this Agreement. The form of the Section 431(2) election the Participant shall make is attached hereto as Exhibit B.
ARTICLE V
Restrictions on Transfer
5.1    Participant hereby acknowledges that none of the Bonus Shares may be sold, exchanged, assigned, transferred, pledged, hypothecated, gifted or otherwise disposed of (collectively, "disposed of") until such time as the Bonus Shares have become Vested Shares and payment of any Withholding Obligation with respect to such Vested Shares has been made. Participant further acknowledges that there may be a period of administrative delay between the date on which the Bonus Shares become Vested Shares and the date on which such Vested Shares may be disposed of by the Participant.
Unvested Shares may be transferred to a "family member" as defined in and pursuant to the terms and conditions set forth in Section A.1.a.5 of the General Instructions to Form S-8 promulgated under the Securities Act of 1933, as amended, as such provision may be amended from time to time, on such terms and conditions as may be determined by the Human Resources Department.
5.2    Participant shall not dispose of the Bonus Shares acquired, or any portion thereof, at any time, unless the disposition complies with the Securities Act of 1933, as amended, and the regulations of the Securities and Exchange Commission thereunder, any other applicable securities law, and the terms of this Agreement, the Stock Incentive Plan and the UK Sub-Plan. Participant further agrees that the Company may direct its transfer agent to refuse to register the transfer of any Bonus Shares underlying this Bonus Shares Award which, in the opinion of the Company's counsel, constitutes a violation of any applicable securities laws then in effect or the terms of this Agreement.
5.3    Any certificate representing Unvested Shares shall, unless the Board Committee determines otherwise, bear a legend substantially as follows: "The sale or other transfer of the shares of stock represented by this certificate is subject to certain restrictions set forth in the Federated Hermes, Inc. Stock Incentive Plan, administrative rules adopted pursuant to such Plan and a Bonus Restricted Stock Program Award Agreement between the registered owner and Federated Hermes, Inc. A copy of the Plan, such rules and such agreement may be obtained from the Secretary of Federated Hermes, Inc."
The Participant further acknowledges and understands that any certificate(s) representing the Bonus Shares issued hereunder may bear such additional legend(s) as the Company deems appropriate in order to assure compliance with applicable securities laws.
Any book entry account for the Unvested Shares will be similarly restricted and subject to stop orders.
5.4    If certificates representing Unvested Shares are issued, they shall be retained in the Company’s custody. Within a reasonable time after the Unvested Shares become Vested Shares, all restrictions or stop orders applicable to such Vested Shares shall be removed and, in the event that certificates have been issued, legends shall be removed.

ARTICLE VI
Miscellaneous
6.1    In the event of any change or changes in the outstanding Class B Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, splitup, combination or exchange of shares, or any similar change affecting the Class B Common Stock, any of which takes effect after the grant of this Bonus Shares Award, then in any such event the number and kind of Bonus Shares subject to this Bonus Shares Award, and any other similar provisions, shall be equitably adjusted consistent with such change in such manner as the Board Committee, in its discretion, may deem appropriate to prevent dilution or enlargement or diminishment of the rights granted to Participant hereunder. Any adjustment so made shall be final and binding upon Participant and all other interested parties.
6.2    Whenever the word "Participant" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the Participant’s Personal Representatives, the word "Participant" shall be deemed to include the Participant’s Personal Representatives.
6.3    The Participant shall be entitled to vote the Bonus Shares, whether Vested Shares or Unvested Shares, on all matters presented to the holders of Class B Common Stock of the Company. The Bonus Shares, whether Vested Shares or Unvested Shares, shall be deemed to be issued and outstanding for all purposes, including, without limitation, the payment of dividends and distributions and any determination of any stockholder's or stockholders' percentage equity interest in the Company, until such time as any such Bonus Shares are forfeited pursuant to the terms of this Agreement.
6.4    Nothing in this Agreement or the Stock Incentive Plan (including the UK Sub-Plan) shall confer upon Participant any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of Participant with or without Cause. Nothing in this Agreement or the Stock Incentive Plan (including the UK Sub-Plan) shall affect the rights and obligations of the Participant under the terms of the Participant’s office or employment with the Company or any Group Company. The Participant waives any and all rights to compensation or damages in consequences of the termination of the Participant’s office or employment for any reason whatsoever (whether or not such termination is wrongful or unfair) insofar as those rights arise or may arise from the Participant ceasing to have rights under this Agreement as a result of such termination. The award of the Bonus Shares under the Stock Incentive Plan (including the UK Sub-Plan) does not imply that any further Award will be granted or that the Participant has any right to receive any further Award under the Stock Incentive Plan (including the UK Sub-Plan). For the avoidance of doubt, nothing in this Agreement prevents reporting (or receiving financial awards from the government resulting from reporting) possible violations of federal law or regulation to any governmental agency or entity, or making other disclosures, protected under the whistleblower provisions of federal law or regulation, including, without limitation, good faith disclosure on a confidential basis of Confidential Information (as defined in the Confidentiality Agreement) constituting “Trade Secrets” as defined in 18 U.S.C. § 1839, and so long as such disclosures are consistent with 18 U.S.C. § 1833.
6.5    The Bonus Shares received by Participant pursuant to this Agreement shall not be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company unless otherwise provided in such plan.
6.6    Every notice or other communication relating to this Agreement shall be in writing and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by Participant to the Company shall be mailed or delivered to the Secretary of the Company at its office at 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222, and all notices or communications by the Company to Participant may be given to Participant personally or may be mailed to the Participant.
6.7    This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the Commonwealth of Pennsylvania.
6.8    The Bonus Shares Award shall be subject to the terms and conditions set forth in the Stock Incentive Plan (including the UK Sub-Plan), and in the event of any conflict between the provisions of this Agreement and those of the Stock Incentive Plan (including the UK Sub-Plan), the Stock Incentive Plan (including the UK Sub-Plan) provisions shall govern.
6.9    This Agreement will be binding upon and inure to the benefit of Participant's heirs and representatives and the assigns and successors of the Company and may be assigned by the Company to any third party, but neither this Agreement nor any rights hereunder will be assignable or otherwise subject to hypothecation by Participant except as may otherwise be expressly permitted in this Agreement.
6.10    Except as stated hereafter, this Agreement represents the entire agreement of the parties with respect to the subject matter hereof. To the extent Participant has entered into an agreement with Federated that contains provisions pertaining to non-competition or non-solicitation of clients, non-solicitation or non-hiring of employees and/or non-disclosure or non-use of confidential information, the terms of this Agreement shall not supersede, but shall be in addition to, any other such agreement. This Agreement may be amended or terminated at any time by written agreement of the parties hereto.
6.11    Whenever possible, each provision in this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be held to be prohibited by or invalid under applicable law, then (a) such provisions will be deemed amended to accomplish the objectives of the provisions as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement will remain in full force and effect. If any benefit provided under this Agreement is subject to the provisions of Section 409A of the Code and the regulations promulgated thereunder ("Section 409A"), the provisions of the Agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A (or disregarded to the extent such provision cannot be so administered, interpreted, or construed.)
6.12    Any dispute or litigation arising out of or relating to this Agreement will be resolved in the courts of Allegheny County or the Western District of Pennsylvania and Participant hereby consents to jurisdiction in the Commonwealth of Pennsylvania.
6.13    No rule of strict construction will be implied against the Company or any other person in the interpretation of any of the terms of this Agreement or any rule or procedure established by the Board Committee.
6.14    Participant irrevocably agrees to the terms of Sections 13 and 14 of the Stock Incentive Plan (including the UK Sub-Plan) (Operation of Malus and Clawback), and agrees and acknowledges that this Bonus Restricted Stock Program Award Agreement constitutes an acceptance notice for the purposes of Section 14.9 of the Stock Incentive Plan as modified by the UK Sub-Plan.

6.15    Participant agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be required by the Company to implement the provisions and purposes of this Agreement.
6.16    The Participant hereby grants to the Company an irrevocable power of attorney and declares that the Company shall be the attorney-in-fact to act for and on behalf of the Participant, to act in the Participant's name, place and stead, in connection with (i) any and all transfers of Bonus Shares, whether Vested Shares or Unvested Shares, to the Company pursuant to this Agreement, including pursuant to Sections 3.3, 3.4 and 4.1 hereof or (ii) any transfers of Shares, whether Vested Shares or Unvested Shares as the Board Committee may require to be made pursuant to Section 14 of the Stock Incentive Plan (including the UK Sub-Plan).
6.17    This Bonus Shares Award is intended to be excepted from coverage under Section 409A and shall be interpreted and construed accordingly.  Notwithstanding any provision in this Agreement to the contrary, the Company may, in its sole discretion and without the Participant's consent, modify or amend the terms of this Agreement, impose conditions on the timing and effectiveness of the issuance of the Bonus Shares, or take any other action it deems necessary or advisable to cause this Bonus Shares Award to be excepted from Section 409A (or to comply therewith to the extent that Company determines it is not excepted).  Notwithstanding the foregoing, Participant recognizes and acknowledges that Section 409A may impose upon the Participant certain taxes or interest charges for which the Participant is and shall remain solely responsible.
6.18     [Bonus Shares issued pursuant to this Award Agreement will be subject to the terms and conditions of the Company’s Incentive Compensation Recovery Policy, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, Section 10D and Rule 10D-1 under the Securities Exchange Act of 1934, as amended, and Section 303A.14 of the New York Stock Exchange (NYSE) Listed Company Manual, as well as any similar, modified or subsequent policy of the Company, law, regulation or listing standard regarding the potential recovery or “claw back” of incentive compensation, in each case as in effect from time to time and to the extent such policy, law, regulation or listing standard applies to this Award Agreement and the Bonus Shares issued pursuant hereto in accordance with its terms.]

Exhibit A to the Bonus Shares Award
Section 431(1) Election

Joint Election under s431 ITEPA 2003 for full disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003

One Part Election

1.    Between

the Employee                         [Insert Name]
whose National Insurance Number is         [Insert Number]
and
the Company (who is the Employee's employer)     Federated Hermes Limited
of Company Registration Number            [Insert Number]

2.    Purpose of Election

This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.    Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities
Description of securities                Class B Common Stock
Name of issuer of securities                Federated Hermes, Inc.

To be acquired by the Employee on or after 6th day of March, 2024 under the terms of UK Sub-Plan to the Federated Hermes, Inc. Stock Incentive Plan

4.    Extent of Application

This election disapplies all restrictions attaching to the securities, pursuant to section 431(1) ITEPA.

5.    Declaration

This election will become irrevocable upon the later of its signing or the acquisition of employment-related securities to which this election applies.

In signing this joint election, we agree to be bound by its terms as stated above.

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Signature (Employee) Date

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Signature (for and on behalf of the Company) Date

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Position in company

Exhibit B to the Bonus Shares Award
Section 431(2) Election

Joint Election under s431 ITEPA 2003 for partial disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003

One Part Election

1.    Between

the Employee                         [Insert Name]
whose National Insurance Number is         [Insert Number]
and
the Company (who is the Employee's employer)     Federated Hermes Limited
of Company Registration Number            [Insert Number]

2.    Purpose of Election

This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.    Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities
Description of securities                Class B Common Stock
Name of issuer of securities                Federated Hermes, Inc.

To be acquired by the Employee on or after 6th day of March, 2024 under the terms of UK Sub-Plan to the Federated Hermes, Inc. Stock Incentive Plan

4.    Extent of Application

This election disapplies, pursuant to section 431(2) ITEPA, the following specified restrictions:

    The Clawback provisions in Sections 13 and 14 of the Federated Hermes, Inc. Stock Incentive Plan as modified by the UK Sub-Plan to the Federated Hermes, Inc. Stock Incentive Plan.

5.    Declaration

This election will become irrevocable upon the later of its signing or the acquisition of employment-related securities to which this election applies.

In signing this joint election, we agree to be bound by its terms as stated above.

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Signature (Employee) Date

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Signature (for and on behalf of the Company) Date

………………………….………………
Position in company

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.
FEDERATED HERMES, INC.

By:
Chief Financial Officer

PARTICIPANT

Name: _____________________________
(Printed)

Exhibit C-1